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                                                               Exhibit 4(d)



                                UNR INDUSTRIES, INC.

                         TENTH AMENDED AND RESTATED BY-LAWS


                                     ARTICLE II

            MEETINGS OF HOLDERS OF THE CAPITAL STOCK AND WARRANT HOLDERS

                    SECTION 1. Except as expressly provided in these By-Laws, the terms "Stockholder" or "Stockholders" shall collectively refer to the holder or holders of (i) the corporation's capital stock (the "Holders of the Capital Stock" or, when referring to the capital stock itself, the "Capital Stock"), and (ii) the corporation's warrants (the "WARRANT HOLDERS" or when referring to the warrants themselves, the "Warrants") issued pursuant to the Plan of Reorganization dated March 14, 1989 (the "Plan") as confirmed by order of the United States Bankruptcy Court for the Northern District of Illinois, Eastern Division. All meetings of the Stockholders for the election of directors shall be held in Chicago, Illinois, at such place as may be fixed from time to tame by the board of directors, or at such place either within or without the State of Delaware as shall be designated from time to time by the board of directors and stated in the notice of the meeting. Meetings of Stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

                    SECTION 2. Annual meetings of Stockholders, commencing with the year 1991, shall be held on the first Thursday after the third day in the month of May if not a legal holiday, and if a legal holiday, then on the next business day following, at 11:00 a.m., or at such other date and time as shall be designated from time to time by the board of directors and stated in the notice of the meeting, at which meeting the stockholders shall elect by plurality vote a board of directors, and transact such other business as may properly be brought before the meeting.

                    SECTION 3. For business properly to be brought before any meeting of Stockholders by a Stockholder, the Stockholder must have given timely notice thereof in proper written form to the secretary of the corporation. To be timely, a Stockholder's notice must be delivered to or mailed and received at the principal executive offices of the corporation not less than 30 days nor more than 60 days prior to the date of the meeting; provided, however, that in the event that less than 40 days notice or prior public disclosure of the date of the meeting is given or made to Stockholders, for such notice by the Stockholder to be timely, it must be so received prior to the date of the meeting and not later than the close of business on the tenth day following the day on which such notice of the date of the meeting was mailed or such public disclosure was made. To be in proper written form, a Stockholder's notice to the secretary shall set forth in writing as to each matter the Stockholder proposes to bring before the meeting: (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting; (ii) the name and address, as they appear on the corporation's books, of the Stockholder proposing such business; (iii) the class and number of shares of capital stock of the corporation which are owned by the Stockholder as of the record date for the meeting; and
            (iv) any material interest of the Stockholder in such business.
            The chairman of the meeting shall have the sole authority to determine whether business was properly brought before the meeting in accordance with the provisions of this Section 3 and, if the chairman of the meeting should determine that any such business was not so properly brought, he or she shall so declare to the meeting, and any such business not properly brought before the meeting shall not be transacted.

                    SECTION 4. Written notice of the annual or any special meeting of Stockholders stating the place, date and hour of the meeting shall be given to each Stockholder entitled to vote at such meeting not less than ten nor more than sixty days before the date of the meeting.

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                    SECTION 5.  The officers or agents who have charge of the
            stock ledger, register for the Warrants or transfer book of the corporation shall prepare and make, at least ten days before every meeting of Stockholders, a complete list of he Stockholders entitled to vote at the meeting, arranged in alphabetical order, showing the address of each Stockholder and the number of shares of Capital Stock and the number of shares purchasable upon the exercise of the Warrants (collectively, the "Shares") registered in the name of each Stockholder. Such list shall be open to the examination of any Stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any Stockholder who is present.

                    SECTION 6. Special meetings of the Stockholders for any purpose or purposes, unless otherwise prescribed by statute, by these By-Laws or by the certificate of incorporation, may be called by the chairman of the board or by the president and shall be called by the chairman of the board, president or secretary at the request in writing of a majority of the board of directors, or at the request in writing of Stockholders owning a majority of the Shares of the corporation issued and outstanding and entitled to vote.
            Such request shall state the purpose or purposes of the proposed meeting. Business transacted at any special meeting of Stockholders shall be limited to the purposes stated in the notice.

                    SECTION 7. Written notice of a special meeting stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given not less than ten nor more than forty days before the date of the meeting to each Stockholder entitled to vote at such meeting.

                    SECTION 8. The holders of a majority of the Shares issued and outstanding and entitled to vote thereat, present in person, or represented by proxy, shall constitute a quorum at all meetings of the Stockholders for the transaction of business except as otherwise provided by statute, by these By-Laws or by the certificate of incorporation. Abstentions shall be counted as present in person or represented by proxy for purposes of determining the existence of a quorum for purposes of this Section 8. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the Stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented any business may be transacted which might have been transacted at the meeting as originally notified. If the adjournment is for more than thirty days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Stockholder of record entitled to vote at the meeting.

                    SECTION 9. When a quorum is present at any meeting, a majority of the votes cast shall decide any question (other than the election of directors, which shall be determined by a plurality vote) brought before such meeting, unless the question is one upon which by express provision of the statutes, these By-Laws or of the certificate of incorporation, a different vote is required in which case such express provision shall govern and control the decision of such question. Abstentions shall not be included in calculating the number of votes cast on, in favor of, or in opposition to any question.

                    SECTION 10. Unless otherwise specifically provided by statute, these By-Laws or the certificate of incorporation, each Stockholder shall at every meeting of the Stockholders be entitled to one vote for each Share held by such Stockholder.

                    SECTION 11. Each Stockholder is entitled to vote at a meeting of Stockholders or to express consent or dissent to corporate action in writing without a meeting and may authorize another person or persons to act for him by proxy, but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period.

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                    SECTION   12.  Unless otherwise provided in the certificate
            of incorporation, any action required to be taken at any annual or special meeting of Stockholders of the corporation, or any action which may be taken at any annual or special meeting of such Stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of Stockholders are recorded. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those Stockholders who have not consented in writing.

                    SECTION 13. The board of directors, in advance of any Stockholders' meeting, shall appoint one or more inspectors to act at the meeting or any adjournment thereof and to make a written report thereof. In case any person appointed fails to appear or act, the vacancy may be filled by appointment made by the board of directors in advance of the meeting or at the meeting by the persons presiding thereat. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.

                    The inspectors shall ascertain the number of Shares
            outstanding and the voting power of each, determine the Shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, determine and retain for a reasonable period of record of the disposition of any challenges made to any determination by the inspectors, and certify their determination of the number of Shares represented at the meeting and their count of
            all votes and ballots.   The inspectors may appoint or retain other
            persons or entities to assist the inspectors in the performance of the duties of the inspectors.

                    In determining the validity and counting of proxies and
            ballots, the inspectors shall be limited to an examination of the proxies, any envelopes submitted with those proxies, any information provided in accordance with Section 212(c)(2) of the Delaware General
            Corporation Law (the "DGCL"), ballots and the regular books and records of the corporation, except that the inspectors may consider other reliable information for the limited purpose of reconciling proxies and ballots submitted by or on behalf of banks, brokers, their nominees or similar persons which represent more votes than the holder of a proxy is authorized by the record owner to cast or more votes than the stockholder holds of record. If the inspectors consider other reliable information for the limited purpose permitted herein, the inspectors at the time they make their certification pursuant to the paragraph above shall specify the precise information considered by them, including the person or persons from whom they obtained the information, when the information was obtained, the means by which the information was obtained and the basis for the inspectors' belief that such information is accurate and reliable.

                    The date and time of the opening and the closing of the
            polls for each matter upon which the Stockholders will vote at a meeting shall be announced at the meeting. No ballot, proxies or votes, nor any revocations thereof or changes thereto, shall be accepted by the inspectors after the closing of the polls unless the Court of Chancery of the State of Delaware, upon application by a Stockholder, shall determine otherwise.